Exhibit 8.1

NEW YORK WASHINGTON, D.C. ALBANY BOSTON CHICAGO HARTFORD HOUSTON JACKSONVILLE LOS ANGELES SAN FRANCISCO	125 WEST 55TH STREET NEY YORK, NY 10019-5389 (212) 424-8000 FACSIMILE: (212) 424-8500	LONDON A MULTINATIONAL PARTNERSHIP PARIS BRUSSELS JOHANNESBURG (PTY) LTD. MOSCOW RIYADH AFFILIATED OFFICE ALMATY BEIJING

May 18, 2007

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

Re:	Nationwide Financial Services, Inc.
6.75% Fixed-to-Floating Rate Junior Subordinated Notes

Dear Ladies and Gentlemen:

We have acted as tax counsel to Nationwide Financial Services, Inc., a Delaware corporation (“Company”), in connection with the sales to the Underwriters named in Schedule II to the Underwriting Agreement (as defined below) by the Company of an aggregate of $400,000,000 principal amount of the Company’s 6.75% Fixed-to-Floating Rate Junior Subordinated Notes (the “Notes”) pursuant to the terms of the Underwriting Agreement, dated May 14, 2007 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. Incorporated, as the Representative of the Underwriters. The Notes will be issued pursuant to the Junior Subordinated Debt Indenture, dated as of May 18, 2007 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of May 18, 2007 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Prospectus (as defined below) and references herein to the Transaction Documents (as defined below) shall include all exhibits and schedules thereto.

In connection with this opinion, we have examined (i) the Registration Statement on Form S-3 (Registration No. 333-132910) as amended by the Post-Effective Amendment No. 1 to the Registration Statement, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Notes and other securities, as it became effective under the Act on May 14, 2007 (such Registration Statement, including the information deemed to be a part of the registration statement pursuant to Rule 430B under the Act, being hereinafter referred to as the “Registration Statement”); (ii) the prospectus, dated May 14, 2007 (the “Base Prospectus”),

Nationwide Financial Services, Inc.

May 18, 2007

which forms a part of and is included in the Registration Statement; (iii) the preliminary prospectus supplement, dated May 14, 2007 (the “Preliminary Prospectus Supplement”) relating to the offering of the Notes, in the form filed by the Company with the Commission on May 14, 2007, pursuant to Rule 424(b) under the Act; (iv) the free writing prospectus dated May 14, 2007, relating to the Notes in the form filed with the Commission on May 14, 2007 pursuant to Rule 433 under the Act (the “Free Writing Prospectus,” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Time of Sale Prospectus”); (v) the final prospectus supplement, dated May 14, 2007 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) relating to the offering of the Notes, in the form filed by the Company with the Commission on May 16, 2007, pursuant to Rule 424(b) under the Act; (vi) the Underwriting Agreement; (vii) the form of certificates representing Notes included in the First Supplemental Indenture; (viii) the Base Indenture; (ix) the First Supplemental Indenture; (x) resolutions of the Board of Directors of the Company (the “Board”), adopted February 22, 2006, resolutions of the Board, adopted February 20-21, 2007, and resolutions of the Pricing Committee of the Board, adopted April 14, 2007; (xi) the Replacement Capital Covenant, dated as of May 18, 2007 (the “Replacement Capital Covenant”), by the Company in favor of and for the benefit of each Covered Debtholder; and (xii) the executed officer’s certificate (the “Officer’s Tax Representation Letter”) dated as of the date hereof and delivered to us by the Company for purposes of this opinion (collectively (i)-(xii), the “Transaction Documents”). In addition, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, and the enforceability of all documents reviewed by us, and that the Notes will be in a form substantially identical to the form of the Notes as set forth in Annex A of the First Supplemental Indenture. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In our examination, we have assumed that (i) the statements contained in the Transaction Documents are true, correct, and complete as those statements relate to the issuance of the Notes; (ii) the terms of the documents referred to in the preceding paragraph will be complied with and none of the terms or conditions contained therein will have been waived or modified in any respect prior to the date when the Notes are issued; (iii) the factual representations made to us by the Company in the Officer’s Tax Representation Letter are true, correct, and complete; and (iv) any factual representations made in the Transaction Documents or the Officer’s Tax Representation Letter “to the best knowledge of,” in the “belief of,” or similarly qualified are true, correct, and complete without such qualification. If any of the above described assumptions is untrue for any reason or if the issuance of the Notes is consummated in a manner that is inconsistent with the manner in which it is described in the Transaction Documents, our opinion as expressed below may be adversely affected and may not be relied upon.

Nationwide Financial Services, Inc.

May 18, 2007

Based on the foregoing and subject to the qualifications, assumptions, and limitations stated herein and in the Preliminary Prospectus Supplement and the Prospectus Supplement, we are of the opinion that the statements made in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Our opinion is based upon the Internal Revenue Code of 1986, as amended; Treasury Regulations (including temporary and proposed Treasury Regulations) issued thereunder; Internal Revenue Service rulings and pronouncements; and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is rendered only as of the date hereof, and its validity could be affected by subsequent changes in applicable law. We have not undertaken and will not undertake to advise you or any other person with respect to any such change subsequent to the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. In the event that any one or more of the matters referred to herein or in the Transaction Documents is untrue, inaccurate, or incomplete, our opinion shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy, or incompletion affects the accuracy of the opinion provided herein. Our opinion is provided solely as a legal opinion and not as a guaranty or warranty. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to any of the conclusions contained herein.

Our opinion is limited to the matters expressly stated herein. We express no opinions with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Notes or transactions of the type described herein.

We consent to the filing of this opinion letter as an exhibit to the Company’s Form 8-K to be filed in connection with the issuance and sale of the Notes, incorporated by reference in the Registration Statement, and to the use of our name under the headings “Certain United States Federal Income Tax Considerations” and “Legal Opinions” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP